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                                                                       EXHIBIT 4



                          FIRST SUPPLEMENTAL INDENTURE

     This First Supplemental Indenture, dated as of August 16, 1996, is entered into between Dell Computer Corporation, a Delaware corporation (the "Company") having its principal office at 2214 West Braker Lane, Suite D, Austin, Texas 78758-4053, and State Street Bank and Trust Company, a Massachusetts trust company duly organized and existing under the laws of the Commonwealth of Massachusetts, as successor trustee to The First National Bank of Boston (the "Trustee").

                                    RECITALS

     A. The Company and the Trustee have heretofore executed and delivered an Indenture, dated as of August 15, 1993 (the "Indenture"), pursuant to which the Company issued its 11% Senior Notes Due August 15, 2000 in the aggregate principal amount of $100,000,000 (the "Securities"). All capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

     B. Section 902 of the Indenture provides that with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indenture supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture (with certain exceptions not relevant to this First Supplemental Indenture).

     C. The Company desires and has requested the Trustee to join with it in entering into this First Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by said Section 902.

     D. The Company has been soliciting consents to the substance of this First Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase dated July 22, 1996 and in the related Letter of Transmittal and Consent (which together constitute the "Offer").

     E. The Company has (1) filed with the Trustee consents to the substance of this First Supplemental Indenture executed and delivered by the Holders of not less than a majority in principal amount of the Outstanding Securities of record as of July 22, 1996 (the record date fixed under Section 104(c) of the Indenture for the purpose of determining the Holders entitled to give such consents), (2) delivered to the Trustee an Opinion of Counsel relating to this First Supplemental Indenture as contemplated by Section 903 of the Indenture and (3) satisfied all other conditions required under Article Nine of the Indenture to enable the Company and the Trustee to enter into this First Supplemental Indenture.


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     Now, therefore, for and in consideration of the foregoing, the Company and the Trustee agree for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities as follows:

     SECTION 1 -- AMENDMENT OF INDENTURE. The Indenture and the provisions thereof are hereby amended as follows:

           If the Company notifies the Trustee in writing that it has accepted for payment and paid for all Securities validly tendered pursuant to the Offer and not withdrawn prior to the expiration of the Offer, then (and only then) the following provisions shall automatically become effective (without further act by any Person):

           (a) The Company shall be released from its obligations under Sections 1005 through 1018, inclusive, and Clauses (3), (4) and
      (5) of Section 801 of the Indenture; and

           (b) The occurrence of an event specified in Sections 501(3), 501(4) (with respect to Clauses (1), (3), (4) or (5) of Section
      801), 501(5) (with respect to any of Sections 1005 through 1018, inclusive), 501(6), 501(7) and 501(8) shall not be deemed to be an "Event of Default" under the Indenture.

      For this purpose, the preceding sentence means that the Company may omit to comply with and shall have no liability with respect to any term, condition or limitation set forth in any Section or Clause referred to therein, whether directly or indirectly by reason of any reference elsewhere in the Indenture to any such Section or Clause or by reason of any reference in any such Section or Clause to any other provision in the Indenture or in any other document, and such omission to comply shall not constitute a default or Event of Default under Section 501 of the Indenture or otherwise but the remainder of the Indenture and the Securities shall be unaffected thereby.

     SECTION 2 -- TRUSTEE DISCLAIMER. The Trustee has accepted the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, (c) the due execution hereof by the Company,
(d) the consequences (direct or indirect and whether deliberate or inadvertent) of any

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amendment herein provided for, and the Trustee makes no representation with respect to any such matters and (e) the validity or sufficiency of the Offer or the consent solicitation materials or procedure in connection therewith.

     SECTION 3 -- MISCELLANEOUS.

     (a) Except as amended hereby, the Indenture shall remain in full force and effect in accordance with its terms.

     (b) All references in the Indenture to the "Indenture" (and terms therein such as "hereof" or "herein") shall be deemed to be references to the Indenture as modified by this First Supplemental Indenture.

     (c) This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     In witness whereof, the parties hereby have caused this First Supplemental Indenture to be duly executed as of the date first above written.

                         DELL COMPUTER CORPORATION



                         By:     /s/ ALEX C. SMITH
                            --------------------------------
                              Alex C. Smith,
                              Vice President, Treasurer



                        STATE STREET BANK AND TRUST COMPANY,
                        as Trustee



                        By:         /s/ JILL OLSEN
                           ---------------------------------
                          Name:    Jill Olsen
                          Title:   Assistant Vice President


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STATE OF TEXAS

COUNTY OF TRAVIS

     On August 16, 1996, before me personally appeared Alex C. Smith, to me known, who, being by me duly sworn, did depose and say that he is the Vice President, Treasurer of Dell Computer Corporation, a Delaware corporation, one of the parties described in and that executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors on behalf of such corporation.


                                       /s/ STEPHANIE J. SALMON
                                  -------------------------------------
                                  Notary Public in and for the
                                  State of Texas



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COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

     On August 16, 1996, before me personally appeared Jill Olsen, to me known, who, being by me duly sworn, did depose and say that he is the Assistant Vice President of State Street Bank and Trust Company, a Massachusetts trust company duly organized and existing under the laws of the Commonwealth of Massachusetts, one of the parties described in and that executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors on behalf of such banking association.


                                        /s/ JOAO G. CORREIA
                                  --------------------------------------
                                  Notary Public in and for the
                                  Commonwealth of Massachusetts




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